Exhibit 99.1


Press Release                                              Source: FutureIT Inc.

FutureIT Announces First Quarter 2009 Financial Results

On Friday May 8, 2009, 3:13 am EDT

LOD, Israel, May 8 /PRNewswire-FirstCall/ -- FutureIT Inc. (FITI.OB), a leading provider of software solutions for the automated and effective management of Microsoft SQL servers, today announced its financial results for the first quarter of 2009. Revenues for the first quarter ended March 31, of 2009 were $127,013 compared to $160,848 in the first quarter of 2008, and $146,081 in the fourth quarter of 2008. Total operating expenses in the first quarter of 2009 were $322,823 compared to $348,244 in the first quarter of 2008 and $368,340 in the fourth quarter of 2008.

Operating loss for the first quarter ended March 31, 2009 was $221,537 compared to an operating loss of $229,949 in the first quarter of 2008 and $242,531 in the fourth quarter of 2008. Net loss for the first quarter of 2009 was $176,083, or $0.007 per share. This compares to a loss of $310,427 in the first quarter of 2008 and a loss of $276,463 in the fourth quarter of 2008.

"Although we experienced the challenges of the current economic environment in the first quarter, we believe the core of our business remains strong. In the first quarter of 2009, we saw sales trends similar to those in the previous two periods, and see indications that the second half of 2009 may be stronger than the first, including an increase in deferred revenue from $155,399 at the end of December 2008 to $240,208 at the end of the first quarter 2009," said Shmuel Bachar, FutureIT chairman and CEO. "We have managed to maintain expenses while keeping our commitment to invest in product development and new product features." Mr. Bachar continued, "as we mentioned previously, our future is dependent on our ability to raise additional financing and to increase our sales to a level that will support our international operations."

In addition, Mr. Bachar and the Board of Directors are pleased to announce that Mr. Ehud Isaacs, currently the company's controller, will, effective June 1, 2009, assume the responsibilities of CFO, replacing Mr. Motti Awadish, who filled the position on a part-time basis. The Board thanks Mr. Alawish for his hard work; however the current needs of FutureIT require a full-time CFO. Mr. Awadish will assist with the transition until its completion.


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Sherry Kagan Segal, FutureIT's marketing manager said "FutureIT successfully closed more deals in the first quarter despite a very challenging economic climate. Customers choose EZManage SQL as a worthwhile investment that delivers substantial cost savings, improves efficiency and shows an immediate return on investment (ROI) for their business. Now, more than ever, our customers are increasingly focused on solutions that show a ROI that immediately improves their bottom line. During the first quarter of 2009, the total number of licenses sold increased from 724 licenses to 792 licenses and we expect our business to continue to grow as the economy improves. We are working hard to further expand our presence overseas, and are optimistic that these efforts will show results in the near future."

About FutureIT

FutureIT is engaged in the development, marketing, sale and support of software products that provide easy-to-use comprehensive database management, backup and monitoring solutions for both small and medium sized enterprises, or SMEs, and larger enterprises, running different Microsoft Structured Query Language, or SQL servers, versions 2000, 2005 and 2008, as well as Microsoft SQL Server Desktop Engine, or MSDE and SQL Express.

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.


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                           Consolidated Balance Sheet

                                    Unaudited


                                                      March 31, December 31,
                                                           2009         2008
                                                           (U.S. dollars)
                                                    (Unaudited)
    ASSETS
    Current assets
    Cash and cash equivalents                           $39,457      $44,445
    Trade account receivable                             28,867       43,846
    Other receivables and prepaid expenses                5,673       20,443
    Total current assets                                 73,997      108,734
    Property and equipment
    Cost                                                 54,695       54,695
    Less - Accumulated depreciation and
    amortization                                         35,164       31,552
    Property and equipment, net                          19,531       23,143

    Long-term deposits                                    3,063        4,163

    Total assets                                        $96,591     $136,040

    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
    Current liabilities
    Short-term loans from shareholders                 $266,626     $234,210
    Current maturities of long-term debt                383,464      491,773
    Trade accounts payable                               28,317       43,540
    Other payables and accrued expenses                 644,622      582,037
    Deferred revenue                                    240,208      155,399
    Total current liabilities                         1,563,237    1,506,959

    Long-term loans
    Loan from bank                                      208,493      250,146
    Loan from related parties                           433,333      324,997
    Total long term loans                               641,826      575,143
    Accrued severance pay, net                            4,452        5,225

    Stockholders' deficiency
    Share Capital - Common Stock of $ 0.0001 par value:

    Authorized -35,000,000 as of December 31,
    2008 and as of March 31,2009; Issued and
    Outstanding - 24,340,000 as of December
    31, 2008 and as of March 31, 2009                     2,434       2,434
    Additional paid in capital                        2,105,338   2,090,892
    Accumulated deficiency                           (4,220,696) (4,044,613)
    Total Stockholders' deficiency                   (2,112,924) (1,951,287)

    Total liabilities and Stockholders'
    deficiency                                           96,591    $136,040




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                       Consolidated Statement of Operation

                                    Unaudited


                                             Three months ended March 31,

                                                  2009          2008
                                                   (U.S. Dollars)
                                                    (Unaudited)
    Revenues                                  $127,013      $160,848
    Cost of revenues                            25,727        42,553
    Gross profit                               101,286       118,295
    Research and development expenses           58,137        53,806
    Selling and marketing expenses              84,094       113,862
    General and administrative expenses        180,592       180,576
    Operating loss before financial
    expenses, net                              221,537       229,949
    Financial (income) expenses , net          (45,454)       79,217
    Loss before taxes                          176,083       309,166
    Taxes                                            -         1,261
    Loss for the period                        176,083       310,427
    Basic and diluted net loss per share      $ (0.007)       $(0.01)
    Number of shares used in computing
    basic and diluted net loss per share    24,340,000    23,840,000



    Contacts:

    FutureIT, Inc.
    CEO
    Shmuel Bachar, +972-8-925-8070
    Shmuelb@futureitsoft.com

    Marketing and PR Manager
    Sherry Kagan Segal, +972-8-925-8156
    sherryks@futureitsoft.com